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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59597) of Enbridge Energy, Limited Partnership and the Registration Statements on Form S-3 (Nos. 333-59758, 333-89588 and 333-106660) of Enbridge Energy Partners, L.P. of our report dated February 25, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
February 25, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM